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                                                                   EXHIBIT 21.1
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                       LIST OF SUBSIDIARIES OF THE COMPANY



Name of Subsidiary                                      State of Incorporation
------------------                                      ----------------------

Analytical Biosystems Corporation                       Delaware

NTBM Billing Services, Inc.                             Delaware

(d/b/a Prompt Medical Billing, Inc.)












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